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                                     [LETTERHEAD]



April 27,1998


Board of Directors
Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

Gentlemen:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment Number 12 to Form S-6 for Farm Bureau Life Variable Account (File No. 33-12789).


Very truly yours,

/s/ Stephen M. Morain

Stephen M. Morain
Senior Vice President & General Counsel





  5400 UNIVERSITY AVENUE - WEST DES MOINES, IOWA 50266-5997 - PH (516)225-5400